UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006

Zoom Technologies, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18672 (Commission File Number)	51-0448969 (I.R.S. Employer Identification No.)

207 South Street, Boston, MA (Address of Principal Executive Offices)	02111 (Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2006, Zoom Telephonics, Inc., a wholly owned subsidiary of Zoom Technologies, Inc. (the "Company"), completed the sale of its headquarters buildings located at 207 South Street and 201 South Street, Boston MA 02111 to Essex River Ventures (the "Buyer"), pursuant to a Purchase and Sale Agreement dated August 31, 2006. The total purchase price was $8.0 million, less the associated brokerage commission of approximately $200,000 and other customary adjustments. In connection with the closing, the Company used approximately $3.6 million of the purchase price to pay off its outstanding mortgage on the building.

In connection with the sale of the buildings, the Company entered into a lease agreement with the Buyer pursuant to which the Company agreed to lease approximately 25,200 square feet of space in the sold buildings for a period of 2 years from the closing at an initial monthly rent of approximately $33,600.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2006	ZOOM TECHNOLOGIES, INC.

	By:	/s/ Robert A. Crist
Robert A. Crist, Chief Financial Officer